Exhibit 99.1
N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE
OCTOBER 21, 2008

CONTACTS:
JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT – INVESTOR RELATIONS AND RESEARCH (405) 767-4763 jeff.mobley@chk.com	MARC ROWLAND EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (405) 879-9232 marc.rowland@chk.com

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2008 THIRD
QUARTER FINANCIAL AND OPERATIONAL RESULTS RELEASE
DATE AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, OCTOBER 21, 2008 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2008 third quarter financial and operational results release to be issued after the close of trading on the New York Stock Exchange on Thursday, October 30, 2008.

The company has also scheduled a conference call to discuss the release for Friday morning, October 31, 2008 at 9:00 am EDT.  The telephone number to access the conference call is 913-312-1437 or toll-free 888-240-9345.  The passcode for the call is 7433119.  We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 2:00 pm EDT on October 31, 2008 and will run through midnight Friday, November 14, 2008.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 7433119.

The conference call will also be webcast live on the Internet and can be accessed by going directly to the Chesapeake website at www.chk.com and selecting the
“News & Events” section. The webcast of the conference call will be available on the company’s website indefinitely.

Chesapeake Energy Corporation is the largest producer of natural gas in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Fort Worth Barnett Shale, Haynesville Shale, Fayetteville Shale, Anadarko Basin, Arkoma Basin, Appalachian Basin, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast and Ark-La-Tex regions of the United States.  Further information is available at www.chk.com.